                                                                      Exhibit 15



May 17, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 17, 1999 on our review of interim financial information of Varian Medical Systems, Inc. for the three and six month periods ended April 2, 1999 and included in the Company's quarterly report on Form 10-Q for the periods then ended is incorporated by reference in its Registration Statements on Form S-8 (Nos. 33-46000, 33-33661, 33-33660, and 2-95139) and on Forms S-8 and S-3 (No. 33-40460).


Yours very truly,

/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP